SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING  07/31/2006
FILE NUMBER 811-5686
SERIES NO.:   8

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A                                             30,403
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                                             13,768
              Class C                                              3,214
              Investor Class                                      11,187
              Institutional Class                                  4,693

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                                             0.2998
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                                             0.2673
              Class C                                             0.2673
              Investor Class                                      0.3010
              Institutional Class                                 0.3215

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                                             94,057
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                                             38,769
              Class C                                             10,083
              Investor Class                                      33,733
              Institutional Class                                 19,967


74V.     1.   Net asset value per share (to nearest cent)
              Class A                                               4.32
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                                               4.33
              Class C                                               4.31
              Investor Class                                        4.32
              Institutional Class                                   4.31